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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                               GLOBAL LINKS CORP.
                     (Formerly known as United Trading.Com)

                                    Article I

                                      Name
                                      ----

        The  complete  name  of  the  Corporation  is  GLOBAL LINKS CORP.

                                   Article II

                                     Purpose
                                     -------

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes ("NRS").

                                   Article III

                                    Duration
                                    --------

This corporation shall continue perpetually, or until dissolved by operation of law or otherwise.

                                   Article IV

                                  Capital Stock
                                  -------------

The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 550,000,000 shares, 500,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 50,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent (0.001) per share. The board of directors shall have the authority, without any further approval of the shareholders, a) to establish the relative rights, preferences and limitations of any class of common or preferred stock and b) to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series. Cumulative voting shall not prevail in any election by the stockholders of this corporation. No stockholder shall have preemptive rights to acquire the corporations unissued shares and any and all such existing preemptive rights shall be extinguished.

                                    Article V

                                    Directors
                                    ---------


The members of the governing board of this corporation shall be styled directors and the number thereof shall be not less than one (1) nor more than nine (9). The directors(s)need not be shareholders of this corporation, nor residents of the State of Nevada. The number of directors may from time to time be increased or decreased in such manner as provided for by the by-laws of the corporation. Each director shall hold office for one (1) year or until his successor is duly elected and qualified.


                                   Article VI

                                  Incorporators
                                  -------------

Omitted  pursuant  to  NRS  78.403

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                                   Article VII

                                Registered Agent
                                ----------------

Omitted  pursuant  to  NRS  78.403

                                  Article VIII

                             Stockholders' Liability
                             -----------------------

No stockholder shall be liable for the debts of the corporation for any amount greater than their unpaid subscription.

                                   Article IX

                             Liability of Directors
                             ----------------------

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

                                    Article X

                                 Indemnification
                                 ---------------

The corporation shall indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada law.



                                   Article XI

                                     By-Laws
                                     -------

The authority to make and to amend By-Laws for this corporation is hereby expressly vested in the Board of Directors of the corporation, subject to the power of the stockholders to change or repeal such By-Laws at any regular or special meeting of the stockholders called for that purpose.


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